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INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-91171 of GenTek Inc. of our report dated February 11, 1999 (March 18, 1999 as to Notes 1 and 3 and July 12, 1999 as to Note 18), appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.



/s/ DELOITTE & TOUCHE LLP
Parsippany, New Jersey
December 3, 1999